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                 OPINION RESEARCH CORPORATION AND SUBSIDIARIES
                  Exhibit (21) Subsidiaries of the Registrant

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       NAME OF INCORPORATION         STATE OR OTHER       DATE OF
          OR ORGANIZATION             JURISDICTION     INCORPORATION
-----------------------------------  --------------  -----------------

Quality Expectations, Inc.           Illinois        November 6, 1991

ORC, Inc.                            Delaware        December 16, 1991

European Information Centre, Ltd.    England         December 20, 1991

ORC Holdings, Limited                England         July 17, 1996

ORC Korea                            Korea           November 30, 1996

ORC International Holdings, Inc.     Cayman Islands  March 18, 1997

ORC TeleService                      Florida         March 26, 1997

ORC Mexico                           Mexico, D.F.    July 10, 1997

ORC ProTel, Inc.                     Delaware        November 20, 1997

ORC International, Limited           England         December 15, 1997

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